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                                                               EXECUTION COPY



                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") is entered into as of August 31, 2000 between Constellation 3D, Inc., a Florida corporation with offices at 230 Park Avenue, New York, New York (the "Company") and each of the entities listed under "Investors" on the signature page hereto (each an "Investor" and collectively the "Investors"), each with offices at the address listed under such Investor's name on Schedule I hereto.

                              W I T N E S S E T H:

         WHEREAS, pursuant to that certain Common Stock Investment Agreement, dated the date hereof, among the Company and the Investors (the "Purchase Agreement"), the Company has agreed to sell and issue to the Investors, and the Investors have agreed to purchase from the Company, inter alia, an aggregate of 197,026 shares (the "Initial Shares") of the Company's common stock, $.001 par value ("Common Stock"), and certain warrants, all as more fully specified and subject to the terms and conditions set forth in the Purchase Agreement;

         WHEREAS, pursuant to the terms of, and in partial consideration for, the Investors' agreement to enter into the Purchase Agreement, the Company has agreed to issue the Initial Warrants, Optional Warrants and Adjustment Warrants described therein (collectively, the "Warrants") exercisable for shares of Common Stock ("Warrant Shares", "Optional Warrant Shares" and "Adjustment Shares", respectively); and

         WHEREAS, pursuant to the terms of, and in partial consideration for, the Investors' agreement to enter into the Purchase Agreement, the Company has agreed to provide the Investors with certain registration rights with respect to the Initial Shares, Warrant Shares, Optional Warrant Shares, Adjustment Shares, Anti-Dilution Shares, and MDP Shares (as defined herein), as well as certain other rights and remedies as set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in the Purchase Agreement and this Agreement, the Company and the Investors agree as follows:

         1. Certain Definitions. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Purchase Agreement and/or the Warrants. As used in this Agreement, the following terms shall have the following respective meanings:

         "Closing" and "Closing Date" shall have the meanings ascribed to such terms in the Purchase Agreement.

         "Commission" or "SEC" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "Effectiveness Deadline" has the meaning specified in Section 2(a).

         "Fair Market Value" shall have the meaning ascribed to such term in the Warrants.

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         "Holder" and "Holders" shall mean the Investor or the Investors, respectively, and any transferee of Registrable Securities and/or Warrants which have not been sold to the public to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement.

         "Interfering Events" shall have the meaning set forth in Section 2(b).

         "Monthly Delay Payment" shall have the meaning specified in Section 2(b)(i)(C).

         "Premium Redemption Price" shall mean the following:

                  (a) as to the Initial Shares, Optional Warrant Shares and Warrant Shares, the greater of (i) 120% of the Share Purchase Price (with respect to the Initial Shares and the Optional Warrant Shares) or 120% of the exercise price of the Initial Warrants (with respect to the Warrant Shares) and
(ii) the highest Common Stock closing price on the Principal Market between and including date of the event triggering the right of redemption and the trading day immediately prior to the actual redemption of the Purchased Shares;

                  (b) as to the Adjustment Shares, Deficiency Shares and Anti-Dilution Shares, 120% of the dollar amount which is the product of (i) the number of shares to be redeemed, or the number of Deficiency Shares, as applicable, and (ii) the Fair Market Value for shares of Common Stock in existence at the time (x) of the closing of a redemption of shares, or a payment for Deficiency Shares, as applicable, or (y) of the event triggering the right to redemption or payment, whichever results in a greater Premium Redemption Price.

                  (c) as to the Initial Warrants, Adjustment Warrants and Optional Warrants, 120% of the dollar amount which is the product of (i) the number of Warrant Shares, Adjustment Shares or Optional Warrant Shares to be issued to the Holder upon exercise thereof multiplied by (ii) the Fair Market Value for Shares of Common Stock in existence at the time (x) of the closing of the redemption or (y) of the event triggering the right to redemption, whichever results in a greater Premium Redemption Price.

         "Purchased Shares" shall mean the Initial Shares, Warrant Shares and Optional Warrant Shares.

         "Purchased Shares Purchase Price" shall mean (i) with respect to the Initial Shares and the Optional Warrant Shares, the Share Purchase Price, and
(ii) with respect to the Warrant Shares, the exercise price of the Initial Warrants.

         "Put Notice" shall have the meaning set forth in Section 2(b)(i)(B).

         "Registrable Securities" shall mean: (i) the Initial Shares; (ii) the Warrant Shares (without regard to Section 16 of the Initial Warrants); (iii) the Adjustment Shares (without regard to Section 14 of the Adjustment Warrants);
(iv) the Optional Warrant Shares (without regard to Section 16 of the Optional Warrants); (v) the Anti-Dilution Shares; (vi) the MDP Shares; (vii) securities issued or issuable upon any stock split, stock dividend, recapitalization or similar event with respect to the foregoing; and (v) any other security issued as a dividend or other distribution with respect to, in exchange for or in replacement of the securities referred to in the preceding clauses.

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         The terms "register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

         "Registration Expenses" shall mean all expenses to be incurred by the Company in connection with each Holder's registration rights under this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, "blue sky" fees and expenses, reasonable fees and disbursements of counsel to Holders (using a single counsel selected by a majority in interest of the Holders) for a "due diligence" examination of the Company and review of the Registration Statement and related documents, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

         "Registration Statement" shall have the meaning set forth in Section 2(a) herein.

         "Regulation D" shall mean Regulation D as promulgated pursuant to the Securities Act, and as subsequently amended.

         "Securities" means the Registrable Securities and the Warrants.

         "Securities Act" or "Act" shall mean the Securities Act of 1933, as amended.

         "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities, all reasonable fees and disbursements of counsel for Holders not included within "Registration Expenses" and if the Holders engage a third party as an underwriter for the purpose of distributing Registrable Securities on an underwritten basis, the fees and expenses of such underwriting and any additional expenses of an accountant incurred in order to obtain a "Comfort Letter."

         "Trading Day" shall mean (x) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, a day on which there is trading on such stock exchange, or (y) if the Common Stock is not listed on either of such stock exchanges but sale prices of the Common Stock are reported on an automated quotation system, a day on which trading is reported on the principal automated quotation system on which sales of the Common Stock are reported, or (z) if the foregoing provisions are inapplicable, a day on which quotations are reported by National Quotation Bureau Incorporated.

         2. Registration Requirements. The Company shall use its best efforts to effect the registration of the Registrable Securities (including without limitation the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable "blue sky" or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as would permit or facilitate the sale or distribution of all


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the Registrable Securities in the manner (including manner of sale) reasonably requested by the Holder and in all U.S. jurisdictions. Such best efforts by the Company shall include the following:

                  (a) The Company shall, as expeditiously as reasonably possible after the Closing Date:

                        (i) But in any event within 30 days thereafter, prepare
                  and file a registration statement with the Commission on Form S-1 or Form S-3, as applicable, under the Securities Act (or in the event that the Company is ineligible to use either such form, such other form as the Company is eligible to use under the Securities Act) covering the Registrable Securities (such registration statement, including any amendments or supplements thereto and prospectuses contained therein, is referred to herein as the "Registration Statement"), which Registration Statement, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers such number of additional shares of Common Stock as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar events. The number of shares of Common Stock initially included in such Registration Statement shall be no less than 2,142,197 shares. Thereafter, the Company shall use its best efforts to cause such Registration Statement to be declared effective as soon as reasonably practicable, and in any event prior to the earlier of (i) 120 calendar days following the Closing Date or (ii) 5 Trading Days after SEC clearance to request acceleration (the "Effectiveness Deadline"). The Company shall provide Holders and their legal counsel reasonable opportunity to review any such Registration Statement or amendment or supplement thereto prior to filing. Without limiting the foregoing, the Company will promptly respond to all SEC comments, inquiries and requests, and shall request acceleration of effectiveness at the earliest possible date. If the Company is not initially eligible to use Form S-3, it will, at the request of a majority-in-interest of the holders of Registrable Securities, amend its Form S-1 to a Form S-3 at such time that it becomes eligible to do so.

                        (ii) Prepare and file with the SEC such amendments and
                  supplements to such Registration Statement and the prospectus used in connection with such Registration Statement, or prepare and file such additional registration statements, as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement in accordance with the intended methods of disposition by the seller thereof as set forth in the Registration Statement and notify the Holders of the filing and effectiveness of such Registration Statement and any amendments or supplements.

                        (iii) After the registration, furnish to each Holder
                  such numbers of copies of a current prospectus conforming with the requirements of the Act, copies of the Registration Statement, any amendment or supplement thereto and any documents incorporated by reference therein and such other documents as such Holder may reasonably require in order to facilitate the disposition of Registrable Securities owned by such Holder.

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                        (iv) Use its best efforts to register and qualify the
                  securities covered by such Registration Statement under such other securities or "blue sky" laws of all U.S. jurisdictions (except in any such jurisdiction where the registration and qualification of the securities covered by such Registration Statement is exempt under the laws and regulations of such jurisdiction); provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                        (v) Notify each Holder immediately of the happening of
                  any event (but not the substance or details of any such event unless specifically requested by a Holder) as a result of which the prospectus (including any supplements thereto or thereof and any information incorporated or deemed to be incorporated by reference therein) included in such Registration Statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, pursuant to Section 2(f), use its best efforts to promptly update and/or correct such prospectus.

                        (vi) Notify each Holder immediately of the issuance by
                  the Commission or any state securities commission or agency of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company shall use its best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time.

                        (vii) Permit a single firm of counsel, designated as
                  Holders' counsel by the Holders of a majority of the Registrable Securities included in the Registration Statement, to review the Registration Statement and all amendments and supplements thereto within a reasonable period of time prior to each filing, and shall not file any document in a form to which such counsel reasonably objects.

                        (viii) Use its best efforts to list the Registrable
                  Securities covered by such Registration Statement with all securities exchange(s) and/or markets on which the Common Stock is then listed and/or quoted and prepare and file any required filings with the National Association of Securities Dealers, Inc. or any exchange or market where the Common Stock is then traded.

                        (ix) If applicable, take all steps necessary to enable
                  Holders to avail themselves of the prospectus delivery mechanism set forth in Rule 153 (or successor thereto) under the Act.

                  (b) Set forth below in this Section 2(b) are (I) events that may arise that the Investors consider will interfere with the full enjoyment of their rights under the Purchase Agreement and this Agreement (the "Interfering Events"), and (II) certain remedies applicable in each of these events.


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         Paragraphs (i) through (iv) of this Section 2(b) describe the
Interfering Events, provide a remedy to the Investors if an Interfering Event occurs and provide that the Investors may require that the Company redeem outstanding Securities at a specified price if certain Interfering Events are not timely cured.

         Paragraph (v) provides, inter alia, that if payments required as the remedy in the case of certain of the Interfering Events are not paid when due, the Company may be required by the Investors to redeem outstanding Securities at a specified price.

         The preceding paragraphs in this Section 2(b) are meant to serve only as an introduction to this Section 2(b), are for convenience only, and are not to be considered in applying, construing or interpreting this Section 2(b).

                        (i) Delay in Effectiveness of Registration Statement.

                                    (A) In the event that the Registration
                  Statement has not been declared effective by the Effectiveness Deadline, then the Company shall pay to each Holder a Monthly Delay Payment (as defined below) for each 30 day period (or portion thereof) thereafter during which the Registration Statement has not been declared effective, which Monthly Delay Payments shall not in the aggregate exceed the maximum percentage permitted by law.

                                    (B) If the Registration Statement has not
                  been declared effective by 30 days following the Effectiveness Deadline, then each Holder shall have the right but not the obligation to require the Company to redeem the Warrants and/or Registrable Securities, in whole or in part at the Premium Redemption Price. Each Holder shall exercise such right by providing the Company with written notice thereof (the "Put Notice"), which such Put Notice shall include the type and amount of each security that the Holder seeks to redeem and a date at least 5 business days from the date thereof on which the Holder seeks the redemption to occur (the "Redemption Date").

                                    (C) As used in this Agreement, a "Monthly
                  Delay Payment" shall be a payment in shares of Common Stock ("MDP Shares") computed as equal to "X"% of the Purchased Shares Purchase Price of the Purchased Shares held by a Holder for each 30 day period (or portion thereof) that the specified condition in this Section 2(b) has not been fulfilled or the specified deficiency has not been remedied, (prorated in each case as appropriate) divided by the lesser of (i) the Share Purchase Price, and (ii) the Fair Market Value of shares of Common Stock at the time delivery of MDP Shares is demanded. For purposes of this section, "X" shall mean "2" for the first 30 day period (or portion thereof) referred to above, and "1.5" for each subsequent 30 day period (or portion thereof) (the "Default Rate"). Payment of the Monthly Delay Payments and Premium Redemption Price shall be due and payable from the Company to such Holder within 5 business days of demand therefor. Without limiting the foregoing, if payment in


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                  immediately available funds of the Premium Redemption Price is not made within such 5 business day period, the Holder may revoke and withdraw in whole or in part its election to cause the Company to make such mandatory purchase at any time prior to its receipt of such cash, without prejudice to its ability to elect to receive that particular or other Premium
                  Redemption Price payments in the future.

                        (ii) No Listing; Premium Price Redemption for Delisting
                  of Class of Shares.

                                    (A) In the event that the Company fails,
                  refuses or is unable to cause the Registrable Securities covered by the Registration Statement to be listed and/or quoted, as the case may be, with the Approved Market and each other securities exchange and market on which the Common Stock is then traded at all times during the period ("Listing Period") commencing the earlier of the effective date of the Registration Statement or the Effectiveness Deadline and continuing thereafter for so long as any Warrants are outstanding, then the Company shall make to each Holder a Monthly Delay Payment for each 30 day period (or portion thereof) during the Listing Period from and after such failure, refusal or inability to so list the Registrable Securities until the Registrable Securities are so listed and/or quoted.

                                    (B) In the event that shares of Common Stock
                  of the Company are delisted or not quoted from the Approved Market at any time following the Closing Date and remain delisted for 5 consecutive business days, then at the option of each Holder and to the extent such Holder so elects, the Company shall on 2 business days notice either (1) make to such Holder a Monthly Delay Payment for each 30 day period (or portion thereof) that the shares are delisted or not quoted or
                  (2) redeem the Securities held by such Holder, in whole or in part, at a redemption price equal to the Premium Redemption Price (as defined above); provided, however, that such Holder may revoke such request at any time prior to receipt of such Monthly Delay Payments or Premium Redemption Price, as the case may be.

                        (iii) Blackout Periods. In the event any Holder is
                  unable to sell Registrable Securities under the Registration Statement for more than (A) 10 consecutive Trading Days or (B) an aggregate of 30 Trading Days in any 12 month period ("Suspension Grace Period"), including without limitation by reason of a suspension of trading of the Common Stock on the Approved Market, any suspension or stop order with respect to the Registration Statement or the fact that an event has occurred as a result of which the prospectus (including any supplements thereto) included in such Registration Statement then in effect includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, or the number of shares of Common Stock covered by the Registration Statement is insufficient at such time to make such sales (a "Blackout"), then the Company shall make to each Holder a Monthly Delay Payment for each 30 day period (or portion


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                  thereof) from and after the expiration of the Suspension Grace
                  Period. In lieu of receiving the Monthly Delay Payment as provided above, a Holder shall have the right but not the obligation to elect to have the Company redeem its Securities at a price equal to the Premium Redemption Price.

                        (iv) Redemption for Exercise Deficiency. In the event
                  that the Company does not have a sufficient number of shares of Common Stock available to satisfy the Company's obligations to any Holder upon receipt of a notice of exercise of a Warrant from an Investor, or is otherwise unable or unwilling for any reason to issue Common Stock as required by, and in accordance with the provisions of, the Warrants, this Agreement or the Purchase Agreement (each, an "Exercise Deficiency"), then at any time 5 days after the commencement of the running of the first 30 day period following an Exercise Deficiency, at the request of any Holder, the Company promptly shall purchase from such Holder, on the terms set forth in Section 2(b)(i)(B) above, the Warrants that are unexercisable and/or the shares of Common Stock required to be issued that have not been issued, in each case as a result of the Exercise Deficiency, at their Premium Redemption Price.

                        (v) Premium Redemption Price for Defaults.

                                    (A) The Company acknowledges that any
                  failure, refusal or inability by the Company to perform the obligations described in the foregoing paragraphs (i) through
                  (iv) will cause the Holders to suffer damages in an amount that will be difficult to ascertain, including without limitation damages resulting from the loss of liquidity in the Registrable Securities and the additional investment risk in holding the Registrable Securities. Accordingly, the parties agree, after consulting with counsel, that it is appropriate to include in this Agreement the foregoing provisions for Monthly Delay Payments and mandatory redemptions in order to compensate the Holders for such damages. The parties acknowledge and agree that the Monthly Delay Payments and mandatory redemptions set forth above represent the parties' good faith effort to quantify such damages and, as such, agree that the form and amount of such payments and mandatory redemptions are reasonable and will not constitute a penalty.

                                    (B) In the event that the Company fails to
                  make any Monthly Delay Payment within 10 calendar days of demand therefor, each Holder shall have the right to sell to the Company any or all of its Securities at the Premium Redemption Price on the terms set forth in Section 2(b)(i)(B) above.

                        (vi) Cumulative Remedies. Each Monthly Delay Payment
                  triggered by an Interfering Event provided for in the foregoing paragraphs (i) through (v) shall be in addition to each other Monthly Delay Payment triggered by another Interfering Event; provided, however, that in no event shall the Company be obligated to make to any Holder Monthly Delay Payments in an aggregate amount greater than the Default Rate for any 30 day period (or portion thereof). Notwithstanding anything in this Section 2 to the contrary, the Company shall


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                  only be obligated to make Monthly Delay Payments to the
                  Investor with respect to a particular Interfering Event for a total of 3 full 30 day periods; provided, that if the Company fails or has failed to make payment in full to the Investor of a Premium Redemption Price on the applicable Redemption Date (with regard to any Interfering Event), then the limitations contained in this sentence shall cease to be of any force and effect with regard to any current or future Interfering Events. After the expiration of such 3 full 30 day periods, the Investor shall be immediately entitled to sell the applicable Securities to the Company at the Premium Redemption Price. The Monthly Delay Payments and mandatory redemptions provided for above are in addition to and not in lieu or limitation of any other rights the Holders may have at law, in equity or under the terms of the Transaction Documents including without limitation the right to specific performance. Each Holder shall be entitled to specific performance of any and all obligations of the Company in connection with the registration rights of the Holders hereunder.

                  (c) If the Holder(s) intend to distribute the Registrable Securities by means of an underwriting, the Holder(s) shall so advise the Company. Any such underwriting may only be administered by investment bankers reasonably satisfactory to the Company.

                  (d) The Company shall enter into such customary agreements for secondary offerings (including a customary underwriting agreement with the underwriter or underwriters, if any) and take all such other reasonable actions reasonably requested by the Holders in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities. In the event that the offering in which the Registrable Securities are to be sold is deemed to be an underwritten offering or an Investor selling Registrable Securities is deemed to be an underwriter, the Company shall:

                        (i) make such representations and warranties to the
                  Holders and the underwriter or underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in secondary offerings;

                        (ii) cause to be delivered, if requested, to the sellers
                  of Registrable Securities and the underwriter or underwriters, if any, opinions of independent counsel to the Company, on and dated as of the effective day (or in the case of an underwritten offering, dated the date of delivery of any Registrable Securities sold pursuant thereto) of the Registration Statement, and within 90 days following the end of each fiscal year thereafter, which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Holders and the underwriter(s), if any, and their counsel and covering, without limitation, such matters as the due authorization and issuance of the securities being registered and compliance with securities laws by the Company in connection with the authorization, issuance and registration thereof and other matters that are customarily given to underwriters in underwritten offerings, addressed to the Holders and each underwriter, if any.

                        (iii) cause to be delivered, immediately prior to the
                  effectiveness of the Registration Statement (and, in the case


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                  of an underwritten offering, at the time of delivery of any
                  Registrable Securities sold pursuant thereto), and at the beginning of each fiscal year following a year during which the Company's independent certified public accountants shall have reviewed any of the Company's books or records, a "comfort" letter from the Company's independent certified public accountants addressed to the Holders and each underwriter, if any, stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent certified public accountants delivered in connection with secondary offerings; such accountants shall have undertaken in each such letter to update the same during each such fiscal year in which such books or records are being reviewed so that each such letter shall remain current, correct and complete throughout such fiscal year; and each such letter and update thereof, if any, shall be reasonably satisfactory to the Holders.

                        (iv) if an underwriting agreement is entered into, the
                  same shall include customary indemnification and contribution provisions to and from the underwriters and procedures for secondary underwritten offerings;

                        (v) deliver such documents and certificates as may be
                  reasonably requested by the Holders of the Registrable Securities being sold or the managing underwriter or underwriters, if any, to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement, if any; and

                        (vi) deliver to the Holders on the effective day (or in
                  the case of an underwritten offering, dated the date of delivery of any Registrable Securities sold pursuant thereto) of the Registration Statement, and at the beginning of each fiscal quarter thereafter, a certificate in form and substance as shall be reasonably satisfactory to the Holders, executed by an executive officer of the Company and to the effect that all the representations and warranties of the Company contained in the Purchase Agreement are still true and correct except as disclosed in such certificate; the Company shall, as to each such certificate delivered at the beginning of each fiscal quarter, update or cause to be updated each such certificate during such quarter so that it shall remain current, complete and correct throughout such quarter; and such updates received by the Holders during such quarter, if any, shall have been reasonably satisfactory to the Holders.

                  (e) The Company shall make available for inspection by the Holders, representative(s) of all the Holders together, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney or accountant retained by any Holder or underwriter, all financial and other records customary for purposes of the Holders' due diligence examination of the Company and review of any Registration Statement, all SEC Documents (as defined in the Purchase Agreement) filed subsequent to the Closing, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested

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by any such representative, underwriter, attorney or accountant in connection with such Registration Statement, provided that such parties agree to keep such information confidential.

                  (f) The Company shall file a Registration Statement with respect to any newly authorized and/or reserved shares within ten (10) business days of any shareholders meeting authorizing or reserving same and shall use its best efforts to cause such Registration Statement to become effective within seventy-five (75) days of such shareholders meeting. If the Holders become entitled, pursuant to an event described in clause (iii) of the definition of Registrable Securities, to receive any securities in respect of Registrable Securities that were already included in a Registration Statement, subsequent to the date such Registration Statement is declared effective, and the Company is unable under the securities laws to add such securities to the then effective Registration Statement, the Company shall promptly file, in accordance with the procedures set forth herein, an additional Registration Statement with respect to such newly Registrable Securities. The Company shall use its best efforts to
(i) cause any such additional Registration Statement, when filed, to become effective under the Securities Act, and (ii) keep such additional Registration Statement effective during the period described in Section 5 below. All of the registration rights and remedies under this Agreement shall apply to the registration of such newly reserved shares and such new Registrable Securities, including without limitation the provisions providing for Monthly Delay Payments contained herein.

         3. Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance with registration pursuant to this Agreement shall be borne by the Company, and all Selling Expenses of a Holder shall be borne by such Holder.

         4. Registration on Form S-3; Other Forms. The Company shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms, or in the event that the Company is ineligible to use such form, such form as the Company is eligible to use under the Securities Act.

         5. Registration Period. In the case of the registration effected by the Company pursuant to this Agreement, the Company will use its best efforts to keep such registration effective until the later to occur of (i) sales are permitted of all Registrable Securities without registration under Rule 144(k) or (ii) such time as there are no longer any Warrants outstanding or issuable.

         6. Indemnification.

                  (a) The Company Indemnity. The Company will indemnify each Holder, each of its officers, directors and partners, and each person controlling each Holder, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls, within the meaning of
Section 15 of the Securities Act and the rules and regulations thereunder, any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any state securities law or in either case, any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to a Holder to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or the underwriter (if any) therefor and stated to be specifically for use therein. The indemnity agreement contained in this Section 6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld).

                  (b) Holder Indemnity. Each Holder will, severally and not jointly, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, partners, and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, each other Holder (if any), and each of their officers, directors and partners, and each person controlling such other Holder(s), against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, and will reimburse the Company and such other Holder(s) and their directors, officers and partners, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein, and provided that the maximum amount for which such Holder shall be liable under this indemnity shall not exceed the net proceeds received by such Holder from the sale of the Registrable Securities. The indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

                  (c) Procedure. Each party entitled to indemnification under this Section 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim in any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party

(whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article except to the extent that the Indemnifying Party is materially and adversely affected by such failure to provide notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

         7. Contribution. If the indemnification provided for in Section 6 herein is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein (other than by reason of the exceptions provided therein), then each such Indemnifying Party, in lieu of indemnifying each of such Indemnified Parties, shall contribute to the amount paid or payable by each such Indemnified Party as a result of such losses, claims, damages or liabilities as between the Company on the one hand and any Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of such Holder in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of any Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by such Holder.

         In no event shall the obligation of any Indemnifying Party to contribute under this Section 7 exceed the amount that such Indemnifying Party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 6(a) or 6(b) hereof had been available under the circumstances.

         The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Holders or the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraphs. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraphs shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this section, no Holder or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any Holder, the net proceeds received by such Holder from the sale of Registrable Securities or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such Holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         8. Survival. The indemnity and contribution agreements contained in Sections 6 and 7 and the representations and warranties of the Company referred to in Section 2(d)(i) shall remain operative and in full force and effect regardless of (i) any termination of this Agreement or the Purchase Agreement or any underwriting agreement, (ii) any investigation made by or on behalf of any Indemnified Party or by or on behalf of the Company, and (iii) the consummation of the sale or successive resales of the Registrable Securities.

         9. Information by Holders. Each Holder shall reasonably promptly furnish to the Company such information regarding such Holder and the distribution and/or sale proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement. The intended method or methods of disposition and/or sale (Plan of Distribution) of such securities as so provided by such Investor shall be included without alteration in the Registration Statement covering the Registrable Securities and shall not be changed without written consent of such Holder, except that such Holder may not require an intended method of disposition which violates applicable securities law.

         10. NASDAQ Limit on Stock Issuances. Section 3.14 of the Purchase Agreement shall govern limits imposed by NASDAQ rules on the issuance of Common Stock.

         11. Replacement Certificates. The certificate(s) representing the Registrable Securities held by the Investor (or then Holder) may be exchanged by the Investor (or such Holder) at any time and from time to time for certificates with different denominations representing an equal aggregate number of Registrable Securities, as reasonably requested by the Investor (or such Holder) upon surrendering the same. No service charge will be made for such registration or transfer or exchange.

         12. Transfer or Assignment. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The rights granted to the Investors by the Company under this Agreement to cause the Company to register Registrable Securities may be transferred or assigned (in whole or in part) to a transferee or assignee of Registrable Securities or Warrants, and all other rights granted to the Investors by the Company hereunder may be transferred or assigned to any transferee or assignee of any Registrable Securities or Warrants; provided in each case that the Company must be given written notice by the such Investor at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned; provided that the transferee or assignee of such rights agrees in writing to be bound by the provisions of this Agreement.

         13. Miscellaneous.

                  (a) Remedies. The Company and the Investors acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

                  (b) Jurisdiction. THE COMPANY AND EACH OF THE INVESTORS (I) HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT, THE NEW YORK STATE COURTS AND OTHER COURTS OF THE UNITED STATES SITTING IN NEW YORK COUNTY, NEW YORK FOR THE PURPOSES OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND (II) HEREBY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH SUIT ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER. THE COMPANY AND EACH OF THE INVESTORS CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING IN THIS PARAGRAPH SHALL AFFECT OR LIMIT ANY RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

                  (c) Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing by facsimile, mail or personal delivery and shall be effective upon actual receipt of such notice. The addresses for such communications shall be:

                           to the Company:

                                    Constellation 3D, Inc.
                                    230 Park Avenue
                                    Suite 453
                                    New York, New York 10169
                                    Telephone:       (212) 983-1107
                                    Facsimile:       (212) 983-1108
                                    Attention: Eugene Levich, President

                                    with copies to:

                                    Blank Rome Comisky & McCauley, LLP
                                    One Logan Square
                                    Philadelphia, Pennsylvania 19103
                                    Telephone:       (215) 569-5754
                                    Facsimile:       (215) 569-5628
                                    Attention:       Alan L. Zeiger, Esq.

                           to the Investors:

                                    To each Investor at the address and/or fax number set forth on Schedule I of the Purchase Agreement with copies to:

                           Koor Underwriter and Issuer Ltd.
                           Hayetzira 29
                           Tel-Aviv
                           Telephone:       +972-3-6111500
                           Facsimile:       +972-3-6125588
                           Attention:       Mr. Kobi Zecharia


         Any party hereto may from time to time change its address for notices by giving at least 10 days' written notice of such changed address to the other parties hereto.

                  (d) Indemnity. Each party shall indemnify each other party against any loss, cost or damages (including reasonable attorney's fees) incurred as a result of such parties' breach of any representation, warranty, covenant or agreement in this Agreement.

                  (e) Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. The representations and warranties and the agreements and covenants of the Company and each Investor contained herein shall survive the Closing.

                  (f) Execution. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

                  (g) Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of any Investor without its express written approval, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. The Company agrees to deliver a copy of any public announcement regarding the matters covered by this Agreement or any agreement or document executed herewith to each Investor and any public announcement including the name of an Investor to such Investor, prior to the publication of such announcements.

                  (h) Entire Agreement. This Agreement, together with the Purchase Agreement, the Warrants and the agreements and documents contemplated hereby and thereby, contains the entire understanding and agreement of the parties, and may not be modified or terminated except by a written agreement signed by both parties.

                  (i) Governing Law. THIS AGREEMENT AND THE VALIDITY AND PERFORMANCE OF THE TERMS HEREOF SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED ENTIRELY IN SUCH STATE.

                  (j) Severability. The parties acknowledge and agree that the Investors are not agents, affiliates or partners of each other, that all representations, warranties, covenants and agreements of the Investors hereunder are several and not joint, that no Investor shall have any responsibility or liability for the representations, warrants, agreements, acts or omissions of any other Investor, and that any rights granted to "Investors" hereunder shall be enforceable by each Investor hereunder.

                  (k) Jury Trial. EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY.

                  (l) Titles. The titles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                             Signature page follows

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                                   CONSTELLATION 3D, INC.



                                                   By:  /s/ Eugene Levich
                                                        ----------------------
                                                        Name:   Eugene Levich
                                                        Title:  President

                                                   KOOR'S INVESTORS



                                                   By:  /s/  Kobi Zecharia
                                                        ----------------------
                                                        Name:   Kobi Zecharia
                                                        Title:


                 Signature page to Registration Rights Agreement